As filed with the Securities and Exchange Commission on August 25, 1994


Registration No. ______________


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549



FORM S-8


REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933



AMES DEPARTMENT STORES, INC.


(Exact Name of Registrant as Specified in its Charter)





Delaware

04-2269444


(State or Other Jurisdiction of Incorporation or Organization)

(I.R.S. Employer Identification No.)


2418 Main Street
Rocky Hill, CT   06067
(203) 257-2000


(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)





AMES DEPARTMENT STORES, INC.
1994 MANAGEMENT STOCK OPTION PLAN


(Full Title of Plan)


David H. Lissy
Senior Vice President, General Counsel & Corporate Secretary
Ames Department Stores, Inc.
2418 Main Street
Rocky Hill, CT  06067
(203) 257-2578


(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent For Service)


                                  Copies to:



                          Jeffrey J. Weinberg, Esq.
                            Weil, Gotshal & Manges
                               767 Fifth Avenue
                           New York, New York 10153
                                (212) 310-8000






                        CALCULATION OF REGISTRATION FEE


Title of Each Class of Securities to
be Registered
Amount to be
Registered(1)
Proposed Maximum
Offering Price Per
Share(2)
Proposed Maximum
Aggregate Offering
Price(2)
Amount of
Registration Fee


Common Stock, par value $.01 per share
1,700,000 shares
$3.00
$5,100,000
$1,758.62


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the closing price of the Registrant's Common Stock as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) on August 22, 1994.

                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

          The documents containing the information specified in
Part I of this Registration Statement have been sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


Item 2.

          Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Ames Department Stores, Inc. 1994 Management Stock Option Plan and its administrators are available without charge by contacting:

                          Margaret E. Wyrwas
      Vice President, Corporate Communications & Investor Relations
                     Ames Department Stores, Inc.
                           2418 Main Street
                         Rocky Hill, CT  06067
                            (203) 257-2659

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Commission by Ames Department Stores, Inc. (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1994.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1994.

               The Company's Reports on Form 8-K filed on
February 17, April 6, April 8, April 22, May 12, May 27, June 2,
June 10, June 21 and July 14, 1994.

               The Company's Retirement and Savings Plan Annual
Report on Form 11-K for the fiscal year ended December 31, 1993.

          (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed on December 11, 1992 with the Commission pursuant to Section 12 of the Exchange Act, including an amendment on Form 8 filed on December 29, 1992 that updated such description.

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that any such person has been successful in the defense of any matter, such person shall be indemnified against expenses actually and reasonably incurred by him.

          Section 3. of Article SIXTH of the Amended and Restated Certificate of Incorporation of the Company provides that to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personably liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

          Article VIII of the Company's By-Laws provides that each director and officer of the Company (and his heirs, executors and administrators) shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company (whether or not he is a director or officer at the time of incurring such expenses), provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company shall not, however, indemnify such director or officer in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          The Company's By-Laws provide that the respective rights of indemnification shall not be exclusive of other rights to which any director or officer may be entitled under any law, By-law, agreement, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXCEPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4(a)   -   Ames Department Stores, Inc. 1994 Management
                     Stock Option Plan.

          4(b)   -   Amended and Restated Certificate of
                     Incorporation of the Company (incorporated by reference to the Company's Form 8 dated and filed December 29, 1992).

          4(c)   -   By-Laws of the Company (incorporated by
                     reference to the Company's Annual Report on Form 10-K for the fiscal year ended January
                     29, 1994).

          5      -   Opinion of Weil, Gotshal & Manges.

          23(a)  -   Consent of Arthur Andersen & Co.

          23(b)  -   Consent of Weil, Gotshal & Manges (included
                     in Exhibit 5).

          24     -   Power of Attorney (included as part of the
                     signature pages to this Registration
                     Statement and incorporated herein by
                     reference).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraph (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Rocky Hill, State of Connecticut on this twenty-fourth day of August, 1994.


                            AMES DEPARTMENT STORES, INC.




                            By: /s/ Joseph R. Ettore
                              ----------------------------------
                              Name:     Joseph R. Ettore
                              Title:    President, Director  &
                                        Chief Executive Officer




                            By: /s/ John F. Burtelow
                              ----------------------------------
                              Name:     John F. Burtelow
                              Title:    Executive Vice President
                                        & Chief Financial Officer




                            By: /s/ William C. Najdecki
                              ----------------------------------
                              Name:     William C. Najdecki
                              Title:    Senior Vice President &
                                        Chief Accounting Officer

                             POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph
R. Ettore and John F. Burtelow acting individually, his true and lawful attorney-in-fact and agent, with full power of substitu-tion and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                TITLE                    DATE
     ---------                -----                    ----


/s/ Joseph R, Ettore     President, Director &      August 24, 1994
- ----------------------   Chief Executive Officer
   Joseph R. Ettore

/s/ John F. Burtelow     Executive Vice President   August 24, 1994
- ----------------------   & Chief Financial Officer
   John F. Burtelow

/s/William C. Najdecki   Senior Vice President-     August 24, 1994
- ----------------------   Chief Accounting Officer
   William C. Najdecki

/s/ Paul M. Buxbaum      Director and Chairman      August 24, 1994
- ----------------------
   Paul M. Buxbaum

/s/ Francis X. Basile    Director                   August 24, 1994
- ----------------------
   Francis X. Basile

/s/ Alan Cohen           Director                   August 24, 1994
- ----------------------
   Alan Cohen

/s/ Sidney S. Pearlman   Director                   August 24, 1994
- ----------------------
   Sidney S. Pearlman

                               EXHIBIT INDEX


EXHIBIT NO.                   DESCRIPTION                   PAGE NO.
- -----------                   -----------                   --------

     4(a)  -   Ames Department Stores, Inc. 1994 Management
               Stock Option Plan.

     4(b)  -   Amended and Restated Certificate of
               Incorporation of the Company, as amended
               (incorporated by reference to the
               Company's Form 8 dated and filed
               December 29, 1992).

     4(c)  -   By-Laws of the Company (incorporated by
               reference to the Company's Annual Report on Form 10-K for the fiscal year ended
               January 29, 1994).

     5     -   Opinion of Weil, Gotshal & Manges

     23(a) -   Consent of Arthur Andersen & Co.

     23(b) -   Consent of Weil, Gotshal & Manges
               (included in Exhibit 5).

     24    -   Power of Attorney (included as part of
               the signature page to this Registration
               Statement and incorporated herein by
               reference).

                                                               Exhibit 4(a)















                       AMES DEPARTMENT STORES, INC.
                     1994 MANAGEMENT STOCK OPTION PLAN

                             TABLE OF CONTENTS

1.  Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.  Stock Subject to the Plan. . . . . . . . . . . . . . . . . . . . . .  1

3.  Administration . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

4.  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

5.  Option Price and Payment . . . . . . . . . . . . . . . . . . . . . .  4

6.  Terms of Options and Limitations on the Right of Exercise  . . . . .  5

7.  Termination of Employment. . . . . . . . . . . . . . . . . . . . . .  6

8.  Exercise of Options. . . . . . . . . . . . . . . . . . . . . . . . .  9

9.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .  9

    10.  Non-Transferability of Options. . . . . . . . . . . . . . . . .  9

    11.  Adjustment of Shares; Effect of Certain Transactions. . . . . .  9

    12.  Right to Terminate Employment . . . . . . . . . . . . . . . . . 11

    13.  Purchase for Investment . . . . . . . . . . . . . . . . . . . . 11

    14.  Issuance of Stock Certificates; Legends; Payment of
      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

    15.  Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . 12

    16.  Listing of Shares and Related Matters . . . . . . . . . . . . . 13

    17.  Amendment of the Plan . . . . . . . . . . . . . . . . . . . . . 14

    18.  Termination or Suspension of the Plan . . . . . . . . . . . . . 14

    19.  Savings Provision . . . . . . . . . . . . . . . . . . . . . . . 14

    20.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 15

    21.  Partial Invalidity. . . . . . . . . . . . . . . . . . . . . . . 15

    22.  Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . 15

                       AMES DEPARTMENT STORES, INC.
                     1994 MANAGEMENT STOCK OPTION PLAN


1.  PURPOSES
          The 1994 Management Stock Option Plan (the "Plan") was adopted by the Board of Directors of Ames Department Stores, Inc. (the "Company") on March 1, 1994 and approved by the Company's stockholders on June 15, 1994. The Company wishes to provide certain of its key employees and certain key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thereby create in such key employees an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

          The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and also to secure and retain the services of persons capable of filling such positions.

          The stock options ("Options") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

          The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the require-ments for Incentive Options ("Non-Qualified Options"). The Company makes no warranty, however, as to the qualification of any Option as an Incentive Option.

2.  STOCK SUBJECT TO THE PLAN

          Options granted under the Plan shall be exercisable for shares of common stock, $.01 par value per share, of the Company ("Common Stock"). The total number ofshares of Common Stock of the Company authorized for issuance upon the exercise of Options under the Plan (the "Shares") shall not exceed, in the aggregate, 1,700,000 Shares with no individual optionee to receive in excess of 200,000 Shares upon the exercise of Options granted under the

Plan, subject to adjustment in accordance with Section 11 of the Plan.

          Shares available for issuance under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the

Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to an Option under the Plan.

          Except as provided in Sections 18 and 22 hereof, the Company may, from time to time during the period beginning on March 1, 1994 (the "Effective Date") and ending on February 28, 2004 (the "Termination Date"), grant to certain key employees of the Company, or certain key employees of any subsidiary corporation or parent corporation of the Company, Incentive Options and/or Non-Qualified Options under the terms hereinafter set forth.

          As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation within the definitions of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

3.  ADMINISTRATION

          The Board of Directors of the Company (the "Board of Directors") shall designate from among its members an option committee, which may also be any other committee of the Board of Directors (the "Committee"), to administer the Plan. The Committee shall consist of no fewer than three (3) members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. A majority of the members of the Committee shall constitute a quorum and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors and any vacancy on the Committee at any time may be filled by resolution adopted by the Board of Directors.

          Any and all powers and functions of the Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee"; references below to the Committee shall be deemed to include references to the Board of Directors and the Executive Committee, except as the context otherwise requires); provided, however, that all voting or all of the members of the Board of Directors or the Executive Committee, as the case may be, shall be "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act and all of the members of the Board of Directors or the Executive Committee, as the case may be, also shall be "outside directors" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder.

          Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the key employees to whom Options shall be granted, the time when such persons shall be granted Options, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or part), and the other terms and provisions thereof (which need not be identical). In determining the key employees to whom Options shall be granted and the number of Shares for which Options are to be granted to each key employee, the Committee may give due consideration, among other things, to the length of service, performance, the amount of earnings and the responsibilities and duties of such person.

          Subject to the express provisions of the Plan, the Committee also shall have the authority to construe the Plan and the Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Committee also shall have the authority to require, in its discretion, as a condition of the granting of any such Option, that the employee agree (a) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of such Option for a period of six (6) months following the date of the acquisition of such Option and (b) that in the event of termination of employment of such employee, other than as a result of dismissal without cause or termination for Good Reason (as defined in Section 7 herein), such employee will not, for a period to be fixed at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof. Any officer of the Company or any subsidiary corpora-tion or parent corporation who is subject to the reporting requirements of Section 16(a) of the Exchange Act (or any successor provision) shall not be entitled to sell or otherwise dispose of any Shares acquired upon the exercise of any Option for a period of six (6) months from the date such Option was granted.

          Any determination of the Committee on the matters referred to in this Section 3 shall be conclusive.

          The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the adminis-tration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, con-sultant or agent shall be paid by the Company or such subsidiary corporation or parent corporation of the Company whose employees have benefitted from the Plan, as determined by the Committee.
No member or former member of the Board of Directors, the Executive Committee or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder.

4.  ELIGIBILITY

          Options may be granted only to salaried key employees of the Company or any subsidiary corporation or parent corpora-tion of the Company now existing or hereafter formed or acquired.

          The Plan does not create a right in any person to participate in, or be granted options under, the Plan.

5.  OPTION PRICE AND PAYMENT

          The price for each Share purchasable under any Option granted hereunder shall be determined by the Committee in its good faith judgment, but shall not be less than one hundred percent (100%) of the "fair market value" (as defined below) per Share at the date the Option is granted; provided, however, that in the case of an Incentive Option granted to a key employee who, at the time such Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation or parent corporation, the purchase price for each Share shall be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. In determin-ing the stock ownership of a key employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the key employee and believed by it to be true.

          For purposes of the Plan, "fair market value," with respect to any date of determination, means:

          (i) if the Shares are listed or admitted to trading on a national securities exchange in the United States or reported through the National Association of Securities Dealers Automated Quotation System - National Market System ("NASDAQ-NMS"), then the closing sale price on such exchange or NASDAQ on such date or, if no trading occurred or quota-tions were available on such date, then on the closest preceding date on which the Shares were traded or quoted; or

          (ii) if not so listed or reported but a regular, active public market for the Shares exists (as determined in the sole discretion of the Committee, whose decision shall be conclusive and binding), then the average of the closing bid and ask quotations per Share in the over-the-counter market for such Shares in the United States on such date or, if no such quotations are available on such date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than 15% shall not be deemed to be a "regular, active public market."

          If the Committee determines that a regular, active public market does not exist for the Shares, the Committee shall determine the fair market value of the Shares in its good faith judgment based on the total number of shares of Common Stock then outstanding, taking into account all outstanding options, war-rants, rights or other securities exercisable or exchangeable for, or convertible into, shares of Common Stock.

          Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price therefor in cash; provided, however, that in lieu of cash, the holder of an Option may, if the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company shares of Common Stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised, the fair market value of the shares of Common Stock so delivered to be determined as of the date immediately preceding the date of exercise, or as otherwise may be required to comply with or conform to the requirements of any applicable law or regulations, or (b) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine at the time of grant, in its sole discretion; provided, however, that the principal amount of such note shall not exceed ninety percent (90%) (or such lesser per-centage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option.

6.  TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

          Any Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, further, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, such Incentive Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

          The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

          To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

          Except as otherwise provided under the Code, to the extent that the aggregate fair market value of stock for which Incentive Options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by an employee during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (a) the fair market value of stock is determined as of the time the Option is granted, (b) the limitation will be applied by taking into account Options in the order in which they were granted, and (c) Incentive Options granted before 1987 shall not be taken into account.

          In no event shall an Option granted hereunder be exer-cised for a fraction of a Share or for less than one hundred
(100) Shares (unless the number purchased is the total balance for which the Option is then exercisable).

          A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares of Common Stock.

7.  TERMINATION OF EMPLOYMENT

          Upon termination of employment of any key employee with the Company and all subsidiary corporations and parent corpora-tions of the Company, any Option previously granted to such employee, unless otherwise specified by the Committee in the Option shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

          A. if any key employee shall die while in the employ of such corporation or during either the thirty (30) day or three

(3) month period, whichever is applicable, specified in clauses
(B), (C) and (D) below, any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the time of death, by the legal representative of such employee or such person who acquired such Option by bequest or inheritance or by reason of the death of such employee, at any time up to and including one (1) year after the date of death;

          B. if the employment of any key employee shall terminate by reason of such employee's disability (as described in Section 22(e)(3) of the Code), any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the effective date of ter-mination of employment by reason of disability, at any time up to and including thirty (30) days after the effective date of such termination of employment;

          C. if the employment of any key employee shall ter-minate (i) by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee),
(ii) by the key employee for "good reason" (only if such employee is party to a written employment agreement with the Company or any subsidiary corporation or parent corporation which expressly provides for termination by the key employee for "good reason," and such employee validly terminates his or her employment for "good reason," as such term is defined in the agreement ("Termination For Good Reason")), or (iii) by the employer other than for cause (as defined below), such Option, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares subject to such Option, whether or not then exercisable, at any time up to and including three (3) months after the effective date of such termination of employment; and

          D. if the employment of any key employee shall terminate by any reason other than as provided for in clauses
(A), (B) or (C) above, such Option, unless otherwise specified by the Committee in such Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exer-cise at the effective date of termination, at any time up to and including thirty (30) days after the effective date of such termination of employment. Any Options previously granted to the employee and not exercised within such thirty (30) days shall terminate with respect to any unexercised portion thereof.

          None of the events described above shall extend the period of exercisability of the Option beyond the expiration date thereof.

          If an Option granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, writ-ten notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

          For purposes of the Plan, the term "for cause" shall mean (a) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a compensation or benefit plan (other than the Plan) of, the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or services thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein (if an employee is both party to an employment agreement and partici-pates in such a plan, the definition contained in such employment agreement shall control); or (b) in all other cases, as deter-mined by the Committee or the Board of Directors, in its sole discretion, (i) the willful commission by an employee of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company; (ii) the commission by an employee of an act of fraud in the perfor-mance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company;
(iii) conviction of the employee for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; or (iv) the continuing failure of an employee to perform the duties of such employee to the Company or a subsidiary cor-poration or parent corporation of the Company that has not been cured within 15 days after written notice thereof has been given to the employee by the Committee.

          For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option, such indi-vidual shall not be entitled to exercise such Option during such period and while the employment is treated as continuing intact unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a senior vice-president or other duly authorized officer of such corporation.

          A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employ-ment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

8.  EXERCISE OF OPTIONS

          Subject to the limitations on exercise referred to in Sections 6 and 7 hereof, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by giving written notice of exercise to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than ten (10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 13, 14 and 15 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

9.  USE OF PROCEEDS

          The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

    10.  NON-TRANSFERABILITY OF OPTIONS

          An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

    11.  ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

          Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolida-tion, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of Shares for which Options may be granted to any one employee and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive and binding on the optionee; provided, however, that (a) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code (or any successor pro-vision) and (b) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code.

          If the terms of an Option so provide, in the event of a "change in control" of the Company, all such Options shall imme-diately become exercisable. For purposes of the Plan, a "change in control" of the Company shall occur if (a) any person or other entity (other than any of the Company's subsidiaries), including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock"), (b) the Board of Directors approves the sale of all or substantially all of the property or assets of the Company, (c) the Board of Directors approves a consolidation or merger of the Company with another corporation (other than with any of the Company's subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, or (d) a change in the Board of Directors occurs with the result that the members of the Board of Directors on the date hereof (the "Incumbent Directors") no longer constitute a majority of such Board of Directors, provided that any person becoming a director whose election or nomination for election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

          The Committee, in its sole discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the fair market value of such Shares immediately prior to the occurrence of such transaction over the exercise price per Share of such Option; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee in its discretion shall determine. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of a change in control if the holder of such Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exemption from liability under
Section 16(b) is otherwise available to such holder.

    12.  RIGHT TO TERMINATE EMPLOYMENT

          The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of an Option and it shall not impose any obligation on the part of any holder of an Option to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

    13.  PURCHASE FOR INVESTMENT

          Except as hereinafter provided, the Committee may require the holder of an Option granted hereunder, as a condition of exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registra-tion statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which such holder (1) repre-sents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws, and
(2) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effec-tive registration statement under the Securities Act covering such Shares and under applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

          Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights had not been granted with respect to such Shares.

    14.  ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF
      EXPENSES

          Upon any exercise of an Option granted hereunder and payment of the purchase price therefor, a certificate or certifi-cates representing the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person.

          The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Committee, in its sole discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to comply with the procedures for an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares or (c) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

          The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connec-tion with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a regis-tration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and ex-penses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement.

          All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

    15.  WITHHOLDING TAXES

          The Company may require an employee exercising a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation which employs such employee for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the corporation which employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corpo-ration to the employee upon such terms and conditions as the Committee shall prescribe. The corporation that employs such employee may, in its discretion, hold the stock certificate to which such employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Non-Qualified Option (the "Tax Date"), except as set forth below, a holder of a Non-Qualified Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the related personal tax liabilities),
(b) tendering Shares previously issued pursuant to the exercise of an Option or other shares of the Company's Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld Shares and other shares of Common Stock tendered in payment shall be valued at their fair market value (as determined under Section 5) on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. In addition, the Company shall be authorized, without the prior written consent of the employee, to effect any such withholding upon exercise of a Non-Qualified Option by retention of Shares issuable upon such exercise having a fair market value at the date of exercise (as determined under Section 5) which is equal to the amount to be withheld; provided, however, that the Company shall not be authorized to effect such withholding without the prior written consent of the employee if such withholding would subject such employee to liability under Section 16(b) of the Exchange Act. The Committee may prescribe such rules as it determines with respect to employees subject to the reporting requirements of
Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

    16.  LISTING OF SHARES AND RELATED MATTERS

          If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

    17.  AMENDMENT OF THE PLAN

          The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (a) increase the total number of Shares reserved for Options under the Plan or increase the total number of Shares any individual optionee shall be entitled to receive upon the exercise of Options granted under the Plan (other than an increase resulting from an adjustment provided for in Section 11 hereof), (b) reduce the exercise price of any Incentive Option granted hereunder, (c) modify the provisions of the Plan relating to eligibility, or (d) materially increase the benefits accruing to participants under the Plan. The Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as "incentive stock options" within the meaning of Section 422 of the Code and the Treasury Regulations promulgated thereunder. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of such Option.

    18.  TERMINATION OR SUSPENSION OF THE PLAN

          The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under
Section 22 or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any Options under Section 3 that are granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

    19.  SAVINGS PROVISION

          With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or any successor provision) under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

    20.  GOVERNING LAW

          The Plan, the Options granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time obtaining.

    21.  PARTIAL INVALIDITY

          The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

    22.  EFFECTIVE DATE

          The Plan shall become effective at 5:00 P.M., New York City time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or any special meeting within twelve (12) months after the Effective Date, the Plan and any Options granted thereunder shall terminate.

                                                                  Exhibit 5



                         WEIL, GOTSHAL & MANGES
            A Partnership Including Professional Corporations
               767 Fifth Avenue   New York, NY  10153-0119
                             (212) 310-8000
                           Fax: (212) 310-8007



August 24, 1994



Ames Department Stores, Inc.
2418 Main Street
Rocky Hill, Connecticut  06067

Gentlemen:

     We have acted as counsel to Ames Department Stores, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 1,700,000 shares of Common Stock, par value $0.01 per share, of the Company (the
"Common Stock") to be issued and sold by the Company

Ames Department Stores, Inc.
August 24, 1994
Page 2


pursuant to the Registration Statement, have been duly authorized and, when issued and sold as contemplated by the Registration
Statement and the Ames Department Stores, Inc. 1994 Management
Stock Option Plan will be validly issued, fully paid and nonassessable.

     This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

     We hereby consent to be named in the Prospectus as the attorneys who have passed upon the legality of the securities being offered thereby and to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        WEIL, GOTSHAL & MANGES

                                                              Exhibit 23(a)


                      CONSENT OF INDEPENDENT AUDITORS


          As Independent Public Accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 1994 (except with respect to the matter discussed in Note 6, as to which the date is April 28, 1994) included in the Ames Department Stores, Inc.
Form 10-K for the fiscal year ended January 29, 1994 and to all references included in this registration statement.


ARTHUR ANDERSEN & CO.


New York, New York
August 24, 1994